Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the use of our reports dated May 10, 2000 on the financial statements of Westell Technologies, Inc. and Subsidiaries (and to all references to our Firm) included in or made part of this Form 10-K, into the Company's previously filed Registration Statement File No. 33-99914. It should be noted that we have not audited any financial statements of the company subsequent to March 31, 2000 or performed any audit procedures subsequent to the date of our report.


                                                    /s/ Arthur Andersen LLP
                                                    ARTHUR ANDERSEN LLP


Chicago, Illinois
June 29, 2000